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                                    FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 11, 1995



                            QUAKER STATE CORPORATION
             (exact name of registrant as specified in its Charter)


                                    Delaware


                 (State or other jurisdiction of incorporation)



        1-2677                                          25-0742820
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(Commission File Number)                   (IRS Employer Identification Number)



                      255 Elm Street, Oil City, PA  16301
                    (Address of Principal Executive Offices)


Registrant's Telephone Number, including area code:  814/676-7676
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Item 2.

Acquisition or Disposition of Assets.

         On May 26, 1995, Quaker State entered into an Agreement and Plan of Merger (the "Original Merger Agreement") to acquire Slick 50, Inc. I ("Slick 50") through the merger (the "Merger") of Slick 50 with and into a newly formed wholly-owned subsidiary of Quaker State. On June 17, 1995, Quaker State, Slick 50 and the other parties to the Original Merger Agreement entered into Amendment Number One to the Merger Agreement (the Original Merger Agreement, as so amended, the "Merger Agreement"). Slick 50 is engaged in the production and distribution of automotive lubricants, additives and chemicals (functional fluids) and related automotive products, most of which are marketed under the brand name "Slick 50."

         On July 11, 1995, Quaker State completed the Merger. The merger consideration included (i) the payment of approximately $17,600,000 in cash and the issuance of 1,260,403 shares of Quaker State capital stock; (ii) the payment of approximately $4,250,000 in cash as cancellation payments for certain outstanding options to acquire the stock of Slick 50; and (iii) payment of approximately $11,000,000 to satisfy certain Slick 50 indebtedness outstanding prior to the closing. The consideration was determined in arm's length negotiations leading to the Merger Agreement and is subject to adjustment in accordance with the terms of the Merger Agreement. Under the terms of the Merger Agreement, additional consideration may be payable by Quaker State for the Slick 50 stock depending upon the merged company's performance during the fiscal years ending December 31, 1996, 1997 and 1998 but subject to offset for indemnification obligations of the Slick 50 stockholders under the Merger Agreement. Slick 50 was previously owned by thirteen stockholders, including twelve individuals and Gold Eagle Company, an Illinois corporation. There was no material relationship between Slick 50 or any of its stockholders and Quaker State prior to the acquisition, other than continuing purchases by Quaker State of certain automotive chemicals and car care products from Gold Eagle Company in the ordinary course of business.

         The source of the funds used for the cash consideration in the transaction and the payment of the Slick 50 indebtedness was a borrowing under Quaker State's $45,000,000 Revolving Credit Agreement, as amended, with a group of banks including PNC Bank, Morgan Guaranty Trust Company of New York, and Integra National Bank/North.
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         The acquisition included warehouse and office facilities owned by
Slick 50 and certain warehouse, laboratory and office equipment, all of which are used in Slick 50's operations. Quaker State intends to continue such use consistent with the prior use of these assets for the near term, although Slick 50 will be integrated into Quaker State's Motor Oil Division and certain of such assets may be sold as a result.


Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b) Financial Statements of Business Acquired and
            Pro Forma Financial Information.

         Because it is impracticable to provide the required financial statements for the acquired business and pro forma financial information related to the transaction at this time, such financial statements and pro forma financial information are not included with this current report on Form 8-K. The required financial statements and pro forma financial information will be filed by an amendment to this Form 8-K as soon as practicable, but in any event not later than sixty (60) days after the due date for filing of this current report on Form 8-K.

(c)  Exhibits.

2(a) Agreement and Plan of Merger among Quaker State Corporation, Quaker State--Slick 50, Inc., Slick 50, Inc. I, and the Slick 50 stockholders, dated as of May 26, 1995, with list of omitted exhibits and schedules, filed herewith.

2(b) Amendment Number One to the Agreement and Plan of Merger, dated as of June 17, 1995, among Quaker State Corporation, Quaker State--Slick 50, Inc., Slick 50, Inc. I, and the Slick 50 stockholders, filed herewith.
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                                   Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 1995                         QUAKER STATE CORPORATION
                                                  (Registrant)

                                            By: /s/ HERBERT M. BAUM
                                               -------------------------------
                                                Herbert M. Baum, Chairman and
                                                Chief Executive Officer
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                            QUAKER STATE CORPORATION

                                  EXHIBIT LIST

     The following exhibits are required to be filed with this current report on Form 8-K.

Exhibit No. and Document
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2(a)     Agreement and Plan of Merger among Quaker State Corporation, Quaker
         State--Slick 50, Inc., Slick 50, Inc. I, and the Slick 50 stockholders, dated as of May 26, 1995, with list of omitted exhibits and schedules, filed herewith.

2(b) Amendment Number One to Agreement and Plan of Merger, dated as of June 17, 1995, among Quaker State Corporation, Quaker State-- Slick 50, Inc., Slick 50, Inc. I, and the Slick 50 stockholders, filed herewith.